EXHIBIT l(2)



                            Piper & Marbury L.L.P.
                             Charles Center South
                            35 South Charles Street
                        Baltimore, Maryland  21201-3018
                                 410-539-2530
                               Fax 410-539-0489


                              March 8, 1996



The Greater China Fund, Inc.
1285 Avenue of the Americas
New York, New York  10019

Ladies and Gentlemen:

    As special Maryland counsel to The Greater China Fund, Inc., a Maryland corporation (the "Corporation"), in connection with a rights offering pursuant to which holders of the outstanding shares of common stock, par value $.01 per share (the "Common Stock"), will be issued non-transferable rights (the "Rights") entitling the holders to purchase one new share of Common Stock for each four Rights held and the registration under the Securities Act of 1933, as amended (the "Act"), of 2,996,680 shares of Common Stock of the Corporation (the "Shares") issuable upon the exercise of the Rights, we have examined the Articles of Incorporation of the Corporation filed with the Maryland State Department of Assessments and Taxation (the "SDAT") on May 11, 1992, the Amended Articles of Incorporation filed with the SDAT on June 25, 1992, the By-Laws of the Corporation and minutes of the proceedings of the Corporation's Board of Directors authorizing the organization of the Corporation, the issuance of its outstanding capital stock and the issuance of the Rights and the Shares issuable upon exercise of the Rights. We have additionally examined the Certificate of Corporate Officer dated March 8, 1995, including all exhibits attached thereto (the "Certificate"). In rendering our opinion, we are relying on the Certificate and have made no independent investigation or inquiries as to the matters set forth therein.

    Based on our examination, we advise you that in our opinion: the Shares to be issued by the Corporation upon the exercise of the Rights have been duly and validly authorized and; when issued upon the terms set forth in the Registration Statement on Form N-2 of the Corporation filed with the Securities and Exchange Commission (the "Commission") will be legally issued; fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Common Stock and Other Legal Matters" in the Prospectus.


                              Very truly yours,

                              Piper & Marbury L.L.P.
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